   As filed with the Securities and Exchange Commission on July 11, 1996

                                                  Registration No. ________

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            -------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                               -------------


                     ACCENT SOFTWARE INTERNATIONAL LTD.
           (Exact Name of Registrant as Specified in its Charter)

              Israel                                  N/A
  (State or Other Jurisdiction of     (I.R.S. Employer Identification No.)
  Incorporation or Organization)


                          28 Pierre Koenig Street
                           Jerusalem 91530 Israel
                             011-972-2-793-723
              (Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)


                     ACCENT SOFTWARE INTERNATIONAL LTD.
                   NON-EMPLOYEE SHARE OPTION PLAN (1995)
                            (Full Title of Plan)

                  Prentice-Hall Corporations System, Inc.
                       375 Hudson Street, 11th Floor
                          New York, New York 10014
                               (212) 463-2700
                   (Name and Address, Including Zip Code,
      and Telephone Number, Including Area Code, of Agent For Service)

                                 Copies to:
     STEPHEN M. BESEN, ESQ.                  BARRY P. LEVENFELD, ESQ.
   WEIL, GOTSHAL & MANGES LLP                   YIGAL ARNON & CO.
        767 FIFTH AVENUE                      3 DANIEL FRISCH STREET
    NEW YORK, NEW YORK 10153                  TEL AVIV 64731 ISRAEL
    TELEPHONE: (212) 310-8000             TELEPHONE: 011-972-3-692-6868
    FACSIMILE: (212) 310-8007             FACSIMILE: 011-972-3-696-2744

                              _______________

APPROXIMATE DATE OF COMMENCEMENT OF SALES PURSUANT TO THE PLAN: As soon as reasonably practicable after the effective date of the Registration Statement


                                               CALCULATION OF REGISTRATION FEE

                                                              Proposed Maximum      Proposed Maximum
 Title of Each Class of Securities to      Amount to be      Offering Price Per    Aggregate Offering         Amount of
            be Registered                   Registered              Unit                  Price           Registration Fee
Ordinary Shares, nominal value NIS .01       300,000              $29.8125             $8,943,750             $3,085
per share

(1)     This Registration Statement shall also cover any additional shares of Ordinary Shares which become issuable under the Registrant's Non-Employee Share Option Plan (1995) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Ordinary Shares.
(2)     Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933, based upon the average of the high and low prices of the Ordinary Shares as quoted on the Nasdaq Small-Cap
        Market on July 10, 1996.

        THE SECURITIES AUTHORITY OF THE STATE OF ISRAEL HAS EXEMPTED THE
       COMPANY FROM THE OBLIGATION TO PUBLISH THIS FORM S-8 IN THE MANNER
          REQUIRED FOR THE PUBLICATION OF A PROSPECTUS PURSUANT TO THE
       PREVAILING LAWS OF THE STATE OF ISRAEL.  NOTHING IN SUCH EXEMPTION
     SHALL BE CONSTRUED AS AUTHENTICATION OR APPROVAL OF THE RELIABILITY OR ACCURACY OF THE MATTERS CONTAINED IN THIS FORM S-8 OR AS AN EXPRESSION
      OF OPINION AS TO THE QUALITY OF THE SECURITIES WHICH ARE THE SUBJECT
                                OF THIS FORM S-8


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     ITEM 1.   PLAN INFORMATION.

               The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
     Section 10(a) of the Securities Act.

     ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

               Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Accent Software International Ltd. Non-Employee Share Option Plan (1995) and its administrators are available without charge by contacting:

                       Accent Software International Ltd.
                             28 Pierre Koenig Street
                             Jerusalem 91530 Israel
                         Attention:  Robert Trachtenberg
                          011-972-2-793-723, ext. 1242

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents, heretofore filed by Accent Software International Ltd., a company organized under the laws of the State of Israel (the "Company"), with the Commission, are incorporated herein by reference and made a part hereof:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

               (b)  N/A.

               (c) Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-1 filed with the Commission on May 3, 1996, File Number 33-92754-A.

               (d) The Company's Registration Statement on Form 8-A, as amended, filed with the Commission on July 11, 1995, File No. 0-26394.

               All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     ITEM 4.   DESCRIPTION OF SECURITIES.

               Not Applicable.

     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not Applicable.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               The Company's Articles of Association provide that, to the fullest extent permitted by the Israeli Companies' Ordinance (New Version), 1983, as amended (the "Companies' Ordinance"), the Company may indemnify its directors and officers for (a) any financial liability imposed upon them for the benefit of a third party by a judgment, including a settlement or arbitration decision certified by a court, as a result of an act or omission of such person in his capacity as a director or officer of the Company, and (b) reasonable litigation expenses, including legal fees, incurred by such director or officer or which he is obligated to pay by a court order, in a proceeding brought against him by or on behalf of the Company or by others, or in connection with a criminal proceeding in which he was acquitted, in each case relating to acts or omissions of such person in his capacity as a director or officer of the Company.

               The Company's Articles of Association provide that, to the fullest extent permitted by the Companies' Ordinance, the Company may procure directors' and officers' liability insurance for (a) breach of the duty of care by any director or offer owed to the Company or to any other person, (b) breach of fiduciary duty by any officer or director owed to the Company, provided such person acted in good faith and had reasonable cause to assume that the action would not prejudice the interests of the Company and (c) any financial liability imposed upon any director or officer for the benefit of a third party by reason of an act or omission of such person in his capacity as a director or officer of the Company. The Company has obtained directors' and officers' liability insurance that insures the Company's directors and officers against such liabilities.

               Under the Companies' Ordinance, the Company may not indemnify or procure insurance coverage for the liability of its Office Holders (as defined in the Companies' Ordinance) in respect of any monetary obligation imposed by reason of (a) an act or omission which constitutes a breach of fiduciary duty, except to the extent described above, (b) a willful breach of the duty of care or reckless disregard of the circumstances or consequences of such breach, (c) an act or omission done with the intent to unlawfully realize personal gain or (d) a fine or penalty imposed for a criminal offense.

               The Companies' Ordinance defines an "Office Holder" to include a director, general manager, chief executive officer, executive vice president, vice president, other managers directly subordinate to the general manager, and any person assuming the responsibilities of the foregoing positions without regard to such person's title.

               In addition, pursuant to the Companies' Ordinance, indemnification of, and procurement of insurance coverage for, an Office Holder of the Company is permitted if it is approved by the Company's Audit Committee and Board of Directors. In certain circumstances, the Companies' Ordinance also requires approval of such indemnification and insurance by the Company's shareholders.


     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

               Not Applicable.

     ITEM 8.   EXHIBITS.


      EXHIBIT
      NUMBER                               DESCRIPTION
     --------                              -----------

       4.1     -    Form of Ordinary Share Certificate (filed as Exhibit
                    4.1 to the Company's Registration Statement No.
                    33-92754).(1)

       4.2     -    Accent Software International Ltd. Non-Employee Share
                    Option Plan (1995).

       5       -    Opinion of Yigal Arnon & Co.

       23      -    Consent of Yigal Arnon & Co. (included in Exhibit 5).



_________________________

     (1)  Incorporated by reference.

     ITEM 9.   UNDERTAKINGS.

               (a)  The undersigned registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 11th day of July, 1996.

                                   ACCENT SOFTWARE INTERNATIONAL LTD.


     July 11, 1996                 By:     /s/ ROBERT S. ROSENSCHEIN
                                      -------------------------------------
                                     Name: Robert S. Rosenschein
                                     Title: President and Chief Executive
                                            Officer


               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



        SIGNATURE                                TITLE                               DATE
        ---------                                -----                               ----
        /s/ ROBERT S. ROSENSCHEIN                President, Chief                    July 11, 1996
        -------------------------------          Executive Officer and
        Robert S. Rosenschein                    Director


        /s/ MITCHELL JOELSON                     Executive Vice President            July 11, 1996
        -------------------------------          and Director
        Mitchell Joelson

        /s/ JEFFREY ROSENSCHEIN                  Vice President,                     July 11, 1996
        -------------------------------          Engineering, Chief
        Jeffrey Rosenschein                      Scientist, and Director

        /s/ MICHAEL SONDHELM                     Controller                          July 11, 1996
        -------------------------------          (principal financial
        Michael Sondhelm                         and accounting officer)

        /s/ ELLIOTT B. BROIDY                    Director                            July 11, 1996
        -------------------------------
        Elliott B. Broidy

        /s/ ROGER R. CLOUTIER, II                Director                            July 11, 1996
        -------------------------------
        Roger R. Cloutier, II





                                       II-6



                                                 Director
        -------------------------------
        Esther Dyson


                                                 Director
        -------------------------------
        Meldon E. Levine


                                                 Director
        -------------------------------
        Mark A. Tebbe



                                  EXHIBIT INDEX
                                  -------------


      EXHIBIT
      NUMBER                            Description
     --------                           -----------

     4.1       -      Form of Ordinary Share Certificate (filed as Exhibit
                      4.1 to the Company's Registration Statement No.
                      33-92754).*

     4.2       -      Accent Software International Ltd. Non-Employee Share
                      Option Plan (1995).

     5         -      Opinion of Yigal Arnon & Co.

     23        -      Consent of Yigal Arnon & Co. (included in Exhibit 5).



     ---------------------
     *  Incorporated by reference.




                                       II-8


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